EXHIBIT 5

APPLICATION
FOR PUTNAM ALLSTATE VARIABLE ANNUITY

Insurer, as used in this application, means
Allstate Life Insurance Company.


ALLSTATE LIFE INSURANCE COMPANY
OVERNIGHT:
3100 Sanders Road - J4A
Northbrook, IL 60062

MAIL: P.O. Box 94039
Palatine, IL 60094-4039

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1) SELECT PRODUCT

[ ] ADVISOR  [ ] ADVISOR-C  [ ] ADVISOR PLUS

FOR BROKER USE ONLY [ ] PROGRAM A [ ] PROGRAM B [ ] PROGRAM C [ ] PROGRAM D Programs A and B only with Advisor Plus. Contact your home office for program information.

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2) OWNER
If no Annuitant is specified in section 4, the Owner will be the  Annuitant.

Name _________________________________________________________________________
Street Address _______________________________________________________________
City State Zip _______________________________________________________________
SS#/TIN [ ][ ][ ] [ ][ ] [ ][ ][ ][ ]
Date of birth Month [ ][ ]  Day [ ][ ]  Year [ ][ ]
[ ] Male  [ ] Female  [ ] Trustee  [ ] CRT
Phone # [ ][ ][ ] [ ][ ][ ] [ ][ ][ ][ ]

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3) JOINT OWNER
(If any)

Name _________________________________________________________________________
Relationship to Owner ________________________________________________________
SS#/TIN [ ][ ][ ] [ ][ ] [ ][ ][ ][ ]
Date of birth Month [ ][ ]  Day [ ][ ]  Year [ ][ ]
[ ] Male  [ ] Female

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4) ANNUITANT
Complete only if different from the Owner in Section 2.

Name _________________________________________________________________________
Street Address _______________________________________________________________
City State Zip _______________________________________________________________
SS#/TIN [ ][ ][ ] [ ][ ] [ ][ ][ ][ ]
Date of birth Month [ ][ ]  Day [ ][ ]  Year [ ][ ]
[ ] Male  [ ] Female

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5) BENEFICIARY(IES)

 _____________________________________________________________________________
 Designated Name                   Relationship to Owner            Percentage
 _____________________________________________________________________________
 Designated Name                   Relationship to Owner            Percentage
 _____________________________________________________________________________
 Designated Name                   Relationship to Owner            Percentage
 _____________________________________________________________________________
 Contingent Name(s)                Relationship to Owner            Percentage

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6) TYPE OF PLAN

[ ] Nonqualified  [ ] Traditional IRA  [ ] SEP-IRA  [ ] Roth IRA  [ ] 401(k)
[ ] 401(a)  [ ] 403(b)
[ ] Other________________________________
Tax year for which initial contribution is being made________

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7) SOURCE OF FUNDS

[ ] Initial  [ ] Transfer  [ ] Rollover  [ ] 1035

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PA43                                                               Page 1 of 4

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8) INVESTMENT SELECTION

Please check selected investment choice(s) and indicate whole percentage allocations. The initial premium will be allocated as selected here. If dollar cost averaging, see Section 9B.

Initial  $___________________
Make check payable to Allstate Life Insurance Company.

[ ] American Government Income        ______%
[ ] Asia Pacific Growth               ______%
[ ] Diversified  Income               ______%
[ ] The George Putnam Fund            ______%
[ ] Global Asset Allocation           ______%
[ ] Global Growth                     ______%
[ ] Growth and Income                 ______%
[ ] Health Sciences                   ______%
[ ] High Yield                        ______%
[ ] Income                            ______%
[ ] International Growth              ______%
[ ] International Growth and Income   ______%
[ ] International New Opportunities   ______%
[ ] Investors                         ______%
[ ] Money Market                      ______%
[ ] New Opportunities                 ______%
[ ] New Value                         ______%
[ ] OTC & Emerging Growth             ______%
[ ] Research                          ______%
[ ] Small Cap Value                   ______%
[ ] Utilities Growth and Income       ______%
[ ] Vista                             ______%
[ ] Voyager                           ______%
[ ] ___________________________       ______%
[ ] 6-Month DCA Fixed Account*        ______%
[ ] 12-Month DCA Fixed Account*       ______%
[ ] Standard Fixed Account*           ______%

*May not be available in all states or all products. Complete DCA Instructions in 9B for DCA Fixed Accounts.

Total                                 __100__%

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OPTIONAL  PROGRAMS

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9A) AUTOMATIC REBALANCING PROGRAM

[ ] Moderate -- 35% Diversified Income, 20% Growth and Income, 20% Investors, 15% International Growth, 10% OTC & Emerging Growth

[ ] Aggressive -- 25% Investors, 25% Growth and Income, 20% Diversified Income, 15% International Growth, 15% OTC & Emerging Growth

[ ] Flagship -- 38% Growth and Income, 38% Voyager, 24% International Growth

If a custom model is created, please complete and sign the separate form in the back of the booklet.

Transfer frequency:  Quarterly

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9B)  DOLLAR  COST AVERAGING PROGRAM
May not be available in all states or in all products.

 Transfer to (select investment option) Percent per transfer ______________________________________ ___________________%
 ______________________________________      ___________________%
 ______________________________________      ___________________%
 ______________________________________      ___________________%
 ______________________________________      ___________________%
 ______________________________________      ___________________%
 ______________________________________      ___________________%

TOTAL = 100%
[__________]

Transfer Frequency:  Monthly
Program  Options:
[ ] 6-month program*
[ ] 12-month  program**

Number of occurrences (3-12)
DCA Program length:  Minimum 3 months, maximum 12 months.

*All assets must be transferred into the variable subaccounts within 3 to 6 months from the date of enrollment.
**All assets must be transferred into the variable subaccounts within 7 to 12 months from the date of enrollment.
If you wish to dollar cost average from the Standard Fixed Account or variable subaccounts, please see the form in the back of the booklet.

The programs above may be terminated or modified at any time by me or the Insurer by providing written notice to the other party or, if investment option balances are inadequate, by executing the requested transfer. In the unlikely event that another financial transaction request is received on the transfer date, the Insurer may delay processing the scheduled transfer if enrolling in the Systematic Withdrawal Plan.

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OPTIONAL RIDERS

May not be available in all states or in all products. There are additional charges for optional riders; see prospectus for details.

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10A) RETIREMENT INCOME GUARANTEE OPTION*

Select only one income benefit rider

[ ] Income Benefit Rider 1: Guaranteed Return of Premium

OR

[ ] Income Benefit Rider 2: Guaranteed Greater of 5% Annual Increase or Maximum Anniversary Value

*NOT AVAILABLE FOR OWNERS OVER AGE 75.

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10B) ENHANCED DEATH BENEFIT OPTION*

[ ] 5% Annual Increase

Greater of base death benefit or 5% Annual Increase

*NOT AVAILABLE FOR OWNERS OVER AGE 75.

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11) Special  Remarks
(Attach separate page if necessary.)

 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________

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12) OWNER(S') ACKNOWLEDGEMENTS

The following states require the applicant to acknowledge the information below that pertains to his or her specific state. Check the appropriate box for your resident state, sign and date the bottom of Section 13.

[ ] ARKANSAS  [ ] KENTUCKY  [ ] MAINE  [ ] NEW  MEXICO  [ ] OHIO
[ ] PENNSYLVANIA

Any person who knowingly and with intent to defraud any insurance company or other person and who files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any false materials thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

[ ] ARIZONA Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within twenty days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

[ ] COLORADO It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

[ ] DISTRICT OF COLUMBIA WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

[ ] FLORIDA [ ] GEORGIA [ ] VERMONT Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

[ ] LOUISIANA [ ] OREGON Any person who knowingly presents a false or fradulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

[ ] NEW JERSEY Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

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ANNUITIES ARE NOT FEDERALLY  INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR
ANY OTHER AGENCY, FEDERAL OR STATE. ANNUTITIES ARE NOT OBLIGATIONS OF ANY BANK. THE FINANCIAL INSTITUTION DOES NOT GUARANTEE PERFORMANCE BY THE INSURER ISSUING THE ANNUITY. VARIABLE ANNUITIES INVOLVE INVESTMENT RISK, INCLUDING POTENTIAL LOSS OF PRINCIPAL. ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED ACCOUNTS MAY VARY (INCREASE OR DECREASE) AND ARE NOT GUARANTEED BY OUR COMPANY, OR ANY OTHER INSURANCE COMPANY, AND ARE NOT GUARANTEED BY THE U.S. GOVERNMENT OR ANY STATE GOVERNMENT. THE OWNER BEARS ALL RISK FOR AMOUNTS ALLOCATED TO THE VARIABLE PORTFOLIOS. VARIABLE ANNUITIES ARE NOT PROTECTED BY THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC) AS THE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

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13) Will the annuity applied for replace one or more existing  annuity or life insurance contracts?
[ ] Yes  [ ] No  (If yes, explain in Special Remarks, section 11.)

Have you purchased another annuity during the current calendar year?
[ ] Yes  [ ] No

Do you or any joint owner currently own an annuity issued by the Insurer?
[ ] Yes  [ ] No

[ ] I WOULD LIKE TO RECEIVE A STATEMENT OF ADDITIONAL INFORMATION (SAI)
[ ] I/WE HAVE READ THE DISCLOSURE STATEMENT ABOVE.

I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the Insurer declines this application, the Insurer will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I acknowledge receipt of a variable annuity and fund prospectus. By accepting the annuity issued, I agree to any additions or corrections to this application.


Owner's signature __________________ Joint Owner's signature _________________
Signed at __________________________    ______________________________________
          City, State                   Date

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? [ ] Yes [ ] No

Licensed Agent _________________ ___________________ _________________________
               Signature              Print name           Borker/Dealer
 _________________________ ___________________________________________________
 SOCIAL SECURITY NUMBER    Address

 ____________________________________________ _________________ ______________
 Licensed I.D. # (for Florida agents only)    E-mail address    Telephone

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